Exhibit 10.2
REGISTRATION RIGHTS JOINDER
THIS REGISTRATION RIGHTS JOINDER is made as of the 11th day of June, 2018,
B E T W E E N:
BROOKFIELD BRP HOLDINGS (CANADA) INC., a corporation incorporated under the laws of the province of Ontario
(“BRPHC”)
– and –
ORION US HOLDINGS 1 L.P., a limited partnership incorporated under the laws of the State of Delaware
(“Brookfield”)
– and –
TERRAFORM POWER, INC., a corporation incorporated under the laws of the State of Delaware
(“TerraForm”)
RECITALS:
Brookfield and TerraForm entered into a Registration Rights Agreement dated October 16, 2017 (the “Registration Rights Agreement”); and
BRPHC has agreed to purchase 29,878,048 shares of Class A common stock, par value $0.01 per share, of TerraForm (the “Class A Shares”) in a private placement (the “Private Placement”).
NOW THEREFORE in consideration of the premises and mutual agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:
1.        Registration Rights Joinder
Upon the consummation of the Private Placement, (a) BHPRC shall be added as a “Holder” under the Registration Rights Agreement and (b) BHPRC shall be subject to and bound by all the terms and conditions of the Registration Rights Agreement as a “Holder”.
Except as modified hereby, the terms of the Registration Rights Agreement remain in full force and effect. TerraForm acknowledges and agrees that the Conflicts Committee of the TerraForm Board of Directors has agreed to and approved this Registration Rights Joinder.
2.         Further Assurances
Each of the parties hereto shall promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Registration Rights Joinder and shall use its best efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Registration Rights Joinder.
3.        Governing Law
This Registration Rights Joinder shall be governed by and construed in accordance with the laws of the State of New York.
4.        Counterparts
This Registration Rights Joinder may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Registration Rights Joinder may be made and evidenced by facsimile transmission or other means of electronic transmission.
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IN WITNESS WHEREOF the parties hereto have executed this Registration Rights Joinder as of the date first written above.

BROOKFIELD BRP HOLDINGS (CANADA) INC.,
by
/s/ Jennifer Mazin
Name: Jennifer Mazin Title: Senior Vice President and Secretary

ORION US HOLDINGS 1 L.P.,
by	ORION US GP LLC, its general partner

	by	/s/ Julian Deschatelets
Name: Julian Deschatelets Title: Senior Vice President

TERRAFORM POWER, INC.,
by
/s/ Andrea Rocheleau
Name: Andrea Rocheleau Title: General Counsel